                                                     Exhibit No. 99(b)(9)(ii)(g)

                ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

                              AMENDMENT NUMBER SIX

          THIS AGREEMENT is made as of the 1st day of March, 1996 by and between DIMENSIONAL INVESTMENT GROUP INC., formerly "DFA U.S. Large Cap Portfolio Inc.", a Maryland corporation (the "Fund"), and PFPC INC., formerly "Provident Financial Processing Corporation" ("PFPC"), a Delaware corporation, which is an indirect wholly-owned subsidiary of PNC Financial Corp.

                              W I T N E S S E T H :

          WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and
          WHEREAS, the Fund has retained PFPC to provide certain administration and accounting services pursuant to an Administration and Accounting Services Agreement dated as of July 12, 1991 and as amended (the "Agreement") which, as of the date hereof, is in full force and effect; and

          WHEREAS, PFPC presently provides such services to the eight existing Portfolios of the Fund; and

          WHEREAS, the Fund has since organized three new Portfolios, designated "RWB/DFA U.S. High Book to Market Portfolio," "RWB/DFA Two-Year Corporate Fixed Income Portfolio" and

"RWB/DFA Two-Year Government Portfolio" (the "New Portfolios"), and the parties hereto desire that PFPC shall provide the New Portfolios with the same services that PFPC provides to the other Portfolios of the Fund pursuant to the Agreement; and

          WHEREAS, Section 1 of the Agreement provides that PFPC shall provide such services to any Portfolio organized by the Fund after the date of the Agreement as agreed to in writing by PFPC and the Fund.

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound, the parties hereto agree as follows:

          1.   The Fund has delivered to PFPC copies of:

               (a) Post-Effective Amendment Number 10 of the registration statement of the Fund, as effective with the U.S. Securities and Exchange Commission on March 1, 1996, wherein the New Portfolios are described;

               (b) The exhibits to such post-effective amendment including the Articles Supplementary to the Articles of Incorporation, specimen securities and the forms of administration agreements with respect to the New Portfolios;

               (c) Amendment Number Six dated March 1, 1996 of the Transfer Agency Agreement between the parties dated as of July 12, 1991; and

               (d) Amendment Number Six dated March 1, 1996 of the Custodian Agreement between PNC Bank, N.A. and the Fund dated as of

July 12, 1991.

               2.   The Agreement hereby is amended effective March 1, 1996 by:

               (a) adding the following sentence immediately after the third sentence of Section 1 therein, "As of March 1, 1996, the Fund delivered to PFPC a Prospectus dated March 1, 1996 wherein three new classes of Fund shares designated the 'RWB/DFA U.S. High Book to Market Portfolio,' 'RWB/DFA Two-Year Corporate Fixed Income Portfolio' and 'RWB/DFA Two-Year Government Portfolio' are described and the parties agree that the terms of this Agreement shall apply to the three Portfolios described in such Prospectus."; and

               (b) adding a new sentence immediately following the third sentence of Section 19 as follows: "The foregoing provisions of this Section 19 notwithstanding, this Agreement with respect to RWB/DFA U.S. High Book to Market Portfolio, RWB/DFA Two-Year Corporate Fixed Income Portfolio and RWB/DFA Two-Year Government Portfolio may be terminated by either party upon not less than 180 days prior written notice to the other party."

               3. The Fee Schedules of PFPC applicable to the New Portfolios shall be as agreed in writing from time to time.

               4. In all other respects the Agreement shall remain unchanged and in full force and effect.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number Six to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                         DIMENSIONAL INVESTMENT GROUP INC.

                         By:
                            -------------------------------

                         PFPC INC.

                         By:
                            --------------------------------